Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-4 of our report dated October 24, 1997, except as to the information presented in Note M, for which the date is November 5, 1997, on our audits of the consolidated financial statements of Intercardia, Inc. We also consent to the references to our firm under the captions "Selected Historical and Unaudited Pro Forma Condensed Combined Financial Data", "Accounting Treatment" and "Experts".



                                     /s/ COOPERS & LYBRAND L.L.P.

Raleigh, North Carolina


April 6, 1998